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As filed with the Securities and Exchange Commission on May 26, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Venator Materials PLC
(Exact name of Registrant as specified in its charter)

England and Wales (State or other jurisdiction of incorporation or organization)	98-1373159 (I.R.S. Employer Identification No.)

Titanium House, Hanzard Drive, Wynyard Park,
Stockton-On-Tees, TS22 5FD, United Kingdom
+44 (0) 1740 608 001
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Russ R. Stolle
Executive Vice President,
General Counsel and Chief Compliance Officer
Titanium House, Hanzard Drive, Wynyard Park,
Stockton-On-Tees, TS22 5FD, United Kingdom
+44 (0) 1740 608 001
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Sarah K. Morgan
Vinson & Elkins L.L.P.
1001 Fannin, Suite 2500
Houston, Texas 77002
(713) 758-2222

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

           If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

           If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Ordinary Shares, par value $0.001 per share	52,118,568	$1.37	$71,402,438.16	$9,268.04

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), the number of ordinary shares being registered on behalf of the selling shareholder named herein, and its permitted transferees, shall be adjusted automatically to include any additional ordinary shares that may become issuable as a result of any share dividend, split, combination or similar transaction.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of our ordinary shares as reported on the New York Stock Exchange on May 18, 2020.

           The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted

SUBJECT TO COMPLETION, DATED MAY 26, 2020.

PROSPECTUS

Venator Materials PLC

52,118,568 Ordinary Shares

        This prospectus relates to the offer and sale from time to time by the selling shareholder named in this prospectus of up to 52,118,568 of our ordinary shares. The selling shareholder may sell none, some or all of the shares owned by the selling shareholder and offered by this prospectus. Sales may be at fixed prices, which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices. Such sales may occur in transactions on the New York Stock Exchange (the "NYSE"), in the over-the-counter market or through negotiated transactions or in a combination of these methods. We will not receive any of the proceeds from the sale of the shares covered by this prospectus.

        We are registering the ordinary shares covered by this prospectus for sale by the selling shareholder named in this prospectus pursuant to the Registration Rights Agreement, dated as of August 8, 2017, by and among Venator Materials PLC, Huntsman International LLC and Huntsman (Holdings) Netherlands B.V. (the "Registration Rights Agreement") that was entered into in connection with our initial public offering (our "IPO").

        Our ordinary shares are listed on the NYSE under the symbol "VNTR." On May 22, 2020 the last reported sale price of our shares on the NYSE was $1.41 per share.

        Investing in our ordinary shares involves risk. Please read carefully the information under the heading "Risk Factors" beginning on page 2 of this prospectus and any applicable prospectus supplement and in the documents incorporated by reference in this prospectus and in any applicable prospectus supplement before you make an investment decision.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated                , 2020.

        You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. We have not, and the selling shareholder has not, authorized any dealer, salesman or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC"), using a "shelf" registration process. Under this shelf registration process, the selling shareholder may offer and sell, from time to time, our ordinary shares under this shelf registration statement. This prospectus provides you with a general description of the securities the selling shareholder may offer. If the selling shareholder sells ordinary shares pursuant to this prospectus, we will provide you with a prospectus supplement containing specific information about the terms of a particular offering by the selling shareholder. The prospectus supplement may also update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement.

        Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Please read "Where You Can Find More Information" below. You are urged to read this prospectus carefully, including "Risk Factors," any prospectus supplement and the documents incorporated by reference in their entirety before investing in our ordinary shares.

        Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any accompanying prospectus supplement to (i) "Venator," the "Company," "we," "us" or "our" are to Venator Materials PLC and its subsidiaries and (ii) "Huntsman" refer to Huntsman Corporation, our controlling shareholder, and its subsidiaries.

i

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports and other information with the SEC (File No. 001-38176) pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"). Our filings are available to the public through the SEC's website at www.sec.gov and on our website at www.venatorcorp.com. Information on our website does not constitute part of this prospectus. You may inspect a copy of the registration statement through the SEC's website, as provided herein.

        The SEC allows us to "incorporate by reference" information that we file with it, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus, and the information that we later file with the SEC will automatically update and supersede this information. The following documents that we filed with the SEC pursuant to the Exchange Act are incorporated herein by reference:

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  our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 12, 2020 (our "Annual Report on Form 10-K") and the amendment to our Annual Report on Form 10-K filed with the SEC on April 29, 2020;

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  our Definitive Proxy Statement for our 2020 Annual General Meeting of Shareholders filed with the SEC on May 18, 2020;

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  our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, filed with the SEC on May 6, 2020;

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  our Current Reports on Form 8-K filed with the SEC on May 1, 2020, May 11, 2020 and May 22, 2020; and

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  the description of our share capital contained in our registration statement on Form 8-A filed with the SEC on August 1, 2017, including any amendment to that form that we may file in the future for the purpose of updating the description of our share capital.

        These reports contain important information about us, our financial condition and our results of operations.

        Any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) until the termination of each offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement.

        You may request a copy of these filings at no cost by writing or telephoning us at the following address and telephone number:

Venator Materials PLC
Attention: Investor Relations
Titanium House, Hanzard Drive, Wynyard Park,
Stockton-On-Tees, TS22 5FD, United Kingdom
+44 (0) 1740 608 001

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        Certain information set forth in this prospectus contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Exchange Act. All statements other than historical factual information are forward-looking statements, including without limitation statements regarding: projections of revenue, expenses, profit, margins, tax rates, tax provisions, cash flows, pension and benefit obligations and funding requirements, our liquidity position or other projected financial measures; management's plans and strategies for future operations, including statements relating to anticipated operating performance, cost reductions, construction cost estimates, restructuring activities, new product and service developments, competitive strengths or market position, acquisitions, divestitures, spin-offs, or other distributions, strategic opportunities, securities offerings, share repurchases, dividends and executive compensation; growth, declines and other trends in markets we sell into; new or modified laws, regulations and accounting pronouncements; legal proceedings, environmental, health and safety ("EHS") matters, tax audits and assessments and other contingent liabilities; foreign currency exchange rates and fluctuations in those rates; general economic and capital markets conditions; the timing of any of the foregoing; assumptions underlying any of the foregoing; and any other statements that address events or developments that we intend or believe will or may occur in the future. In some cases, forward-looking statements can be identified by terminology such as "believes," "expects," "may," "will," "should," "anticipates," "estimates" or "intends" or the negative of such terms or other comparable terminology, or by discussions of strategy. We may also make additional forward-looking statements from time to time. All such subsequent forward-looking statements, whether written or oral, by us or on our behalf, are also expressly qualified by these cautionary statements.

        Forward-looking statements are based on certain assumptions and expectations of future events which may not be accurate or realized. Forward-looking statements also involve risks and uncertainties, many of which are beyond our control. Important factors that may materially affect such forward-looking statements and projections include:

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  the impacts and duration of the global outbreak of the Coronavirus Disease 2019 ("COVID-19") pandemic on the global economy and all aspects of our business including our employees, customers, suppliers, partners, results of operations, financial condition and liquidity;

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  volatile global economic conditions;

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  cyclical and volatile product applications;

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  highly competitive industries and the need to innovate and develop new products;

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  industry production capacity and operating rates;

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  high levels of indebtedness;

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  our ability to maintain sufficient working capital to fund our operations and capital expenditures, and service our debt;

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  our ability to obtain future capital on favorable terms;

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  planned and unplanned production shutdowns, turnarounds, outages and other disruptions at our or our suppliers' manufacturing facilities;

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  any changes to the prices at which we purchase raw materials and energy, any interruptions in supply of raw materials and energy, or any changes in regulations impacting raw materials and our supply chain;

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  increased manufacturing, labeling and waste disposal regulations associated with some of our products, including the classification of TiO2 as a carcinogen in the European Union ("EU") or any increased regulatory scrutiny;

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  our ability to successfully grow and transform our business including by way of acquisitions, divestments and restructuring activities;

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  our ability to successfully transfer production of certain specialty and differentiated products formerly produced at our Pori, Finland manufacturing facility to other sites within our manufacturing network;

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  our ability to develop new products or successfully transfer production of existing products within our manufacturing network;

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  fluctuations in currency exchange rates and tax rates;

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  our ability to adequately protect our critical information technology systems;

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  impacts on the markets for our products and the broader global economy from the imposition of tariffs by the U.S. and other countries;

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  our ability to realize financial and operational benefits from our business improvement plans and initiatives;

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  changes to laws, regulations or the interpretation thereof;

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  differences in views with our joint venture participants;

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  EHS laws and regulations;

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  our ability to successfully defend legal claims against us, or to pursue legal claims against third parties;

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  economic conditions and regulatory changes following the exit of the United Kingdom (the "U.K.") from the EU;

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  seasonal sales patterns in our product markets;

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  our ability to comply with expanding data privacy regulations;

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  failure to maintain effective internal controls over financial reporting and disclosure;

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  our indemnification of Huntsman and other commitments and contingencies;

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  financial difficulties and related problems experienced by our customers, vendors, suppliers and other business partners;

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  the effects of public health crises on the global economy, our business, employees, supply chain and customers;

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  conflicts, military actions, terrorist attacks, public health crises, including the occurrence of a contagious disease or illness, cyber-attacks and general instability;

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  failure to enforce our intellectual property rights; and

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  our ability to effectively manage our labor force.

        All forward-looking statements, including, without limitation, management's examination of historical operating trends, are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them, but there can be no assurance that management's expectations, beliefs and projections will result or be achieved. All forward-looking statements apply only as of the date made. We undertake no obligation to publicly update or revise forward-looking statements whether because of new information, future events or otherwise, except as required by securities and other applicable law.

        There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in or contemplated by this prospectus. Any forward-looking statements should be considered in light of the risks set forth in the section "Risk Factors" and elsewhere in this prospectus.

v

THE COMPANY

        We are a leading global manufacturer and marketer of chemical products that improve the quality of life for downstream consumers and promote a sustainable future. Our products comprise a broad range of innovative chemicals and formulations that bring color and vibrancy to buildings, protect and extend product life, and reduce energy consumption. We market our products globally to a diversified group of industrial customers through two segments: Titanium Dioxide, which consists of our TiO2 business, and Performance Additives, which consists of our functional additives, color pigments, timber treatment and water treatment businesses. We are a leading global producer in many of our key product lines, including TiO2, color pigments and functional additives, a leading North American producer of timber treatment products and a leading European producer of water treatment products.

        Our principal executive offices are located at Titanium House, Hanzard Drive, Wynyard Park, Stockton-On-Tees, TS22 5FD, United Kingdom. Our telephone number is +44 (0) 1740 608 001. Our website is located at www.venatorcorp.com. No information is incorporated herein by reference from our website or any other website and no website constitutes a part of this prospectus. Our ordinary shares are listed on the NYSE under the symbol "VNTR."

 RISK FACTORS

        An investment in our ordinary shares involves a significant degree of risk. Before you invest in our ordinary shares, you should carefully consider the risk factors included in our Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, and the documents we incorporate by reference, in evaluating an investment in our ordinary shares. If any of the risks discussed in the foregoing documents were to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected. Please read "Cautionary Statement Regarding Forward-Looking Statements."

 USE OF PROCEEDS

        All of the shares offered pursuant to this prospectus are being offered by the selling shareholder. We will not receive any of the proceeds from any sale of such shares.

DESCRIPTION OF SHARE CAPITAL

General

        The following is a description of the material terms of our share capital as provided in our amended and restated articles of association. The summaries and descriptions below do not purport to be complete statements of the relevant provisions. For a complete description, we refer you to, and the following summaries and descriptions are qualified in their entirety by reference to, our amended and restated articles of association, a copy of which has been incorporated herein by reference as an exhibit to the registration statement of which this prospectus forms a part.

        The summaries and descriptions below do not purport to be complete statements of the Companies Act 2006. We have only one class of shares outstanding, which are ordinary shares, par value $0.001 per share. Prior to the completion of our IPO, an ordinary resolution was adopted by our shareholders authorizing our board of directors (generally and unconditionally) to allot equity securities, or to grant rights to subscribe for or to convert or exchange any security, including convertible preference shares, convertible debt securities and exchangeable debt securities of a subsidiary, into shares of Venator, up to an aggregate nominal amount of $200,000, which would equal 200,000,000 shares based on the $0.001 par value per share, and to exclude preemptive rights in respect of such issuances. Such authority was granted for five years, but we may seek renewal for additional five year terms more frequently.

        As of May 14, 2020, there were 106,735,892 ordinary shares issued and outstanding. As of May 14, 2020 Huntsman, through the selling shareholder, owns 48.8% of our outstanding ordinary shares.

Ordinary Shares

Dividend Rights

        Subject to the provisions of English law and any preferences that may apply to preferred ordinary shares outstanding at the time, holders of outstanding ordinary shares are entitled to receive dividends out of assets legally available at the times and in the amounts as our board of directors may determine from time to time. All dividends are declared and paid in proportions based on the amounts paid up on the shares in respect of which the dividend is paid. Any dividend unclaimed after a period of 12 years from the date such dividend was declared shall, if the board of directors so resolves, be forfeited and shall revert to us. In addition, the payment by our board of directors of any unclaimed dividend, interest or other sum payable on or in respect of an ordinary share into a separate account shall not constitute us as a trustee in respect thereof. For further information regarding the payment of dividends under English law, see "—Other English Law Considerations—Distributions and Dividends."

Voting Rights

        Each outstanding ordinary share is entitled to one vote on all matters submitted to a vote of shareholders. Holders of ordinary shares shall have no cumulative voting rights. Subject to any rights or restrictions attached to any shares on a poll every member present in person or by proxy shall have one vote for every share of which he is the holder. None of our shareholders will be entitled to vote at any general meeting or at any separate class meeting in respect of any share unless all calls or other sums payable in respect of that share have been paid.

Preemptive Rights

        There are no rights of preemption under our articles of association in respect of transfers of issued ordinary shares. In certain circumstances, our shareholders may have statutory preemption rights under the Companies Act 2006 in respect of the allotment of new shares. These statutory preemption rights would require us to offer new shares for allotment to existing shareholders on a pro rata basis before allotting them to other persons, unless shareholders dis-apply such rights by a special resolution for a period of not more than five years at a shareholders' meeting. These preemption rights have been dis-applied by our shareholders and we intend to propose equivalent resolutions in the future once the initial period of dis-application has expired. In any circumstances where the preemption rights have not been dis-applied, the procedure for the exercise of such statutory preemption rights would be set out in the documentation by which such ordinary shares would be offered to our shareholders.

Conversion or Redemption Rights

        Our ordinary shares are neither convertible nor redeemable, provided that our board of directors has the right to issue additional classes of shares in the Company (including redeemable shares) on such terms and conditions, and with such rights attached, as it may determine.

Liquidation Rights

        Holders of ordinary shares are entitled to participate in any distribution of assets upon a liquidation after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred ordinary shares then outstanding. A liquidator may, with the sanction of a special resolution and any other sanction required by the Insolvency Act 1986, divide among the members in specie the whole or any part of the assets of the Company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members.

Variation of Rights

        The rights or privileges attached to any class of shares may (unless otherwise provided by the terms of the issue of the shares of that class) be varied or abrogated by (i) the written consent of the holders of 3/4 in nominal value of the issued shares of that class or (ii) a special resolution passed at a general meeting of the shareholders of that class.

Capital Calls

        Our board of directors has the authority to make calls upon the shareholders in respect of any money unpaid on their shares and each shareholder shall pay to us as required by such notice the amount called on its shares. If a call remains unpaid after it has become due and payable, and the 14 clear days' notice provided by our board of directors has not been complied with, any share in respect of which such notice was given may be forfeited by a resolution of our board of directors. None of our ordinary shares to be sold in connection with any offering pursuant to this prospectus will be subject to a capital call.

Transfer of Shares

        Our share register is maintained by our registrar, Computershare Trust Company, N.A. Registration in this share register is determinative of share ownership. A shareholder who holds our shares through The Depository Trust Company (DTC) is not the holder of record of such shares. Instead, the depositary (for example, Cede & Co., as nominee for DTC) or other nominee is the holder of record of such shares. Accordingly, a transfer of shares from a person who holds such shares through DTC to a person who also holds such shares through DTC will not be registered in our official share register, as the depositary or other nominee will remain the record holder of such shares. The directors may decline to register a transfer:

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  of a share that is not fully paid, provided that the refusal does not disturb the market in those shares, or on which we have a lien, it being noted that the directors will not exercise this power capriciously or otherwise than in accordance with their fiduciary duties as directors of the Company;

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  of a share that is not duly stamped (if required);

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  of a share that is not accompanied by the certificate of the share to which it relates or such other evidence reasonably required by the directors to show the right of the transferor to make the transfer;

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  of a default share where the holder has failed to provide the required details to us under "—Other English Law Considerations—Disclosure of Interests in Shares," subject to certain exceptions;

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  in respect of more than one class of share; or

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  where, in the case of a transfer to joint holders of a share, the number of joint holders to whom the share is to be transferred exceeds four.

Limitations on Ownership

        Under English law and our articles of association, there are no limitations on the right of non-residents of the U.K. or owners who are not citizens of the U.K. to hold or vote our ordinary shares.

Preferred Ordinary Shares

        Subject to there being an unexpired authority to allot shares, our articles of association permit our board of directors to issue shares with rights to be determined by our board of directors at the time of issuance, which may include such powers, designations, preferences and relative participating, optional or other special rights and qualifications, limitations and restrictions attaching thereto as our board of directors may determine, including, without limitation, rights to (i) receive dividends (which may include, without limitation, rights to receive preferential or cumulative dividends), (ii) distributions made on a winding up of the Company and (iii) be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of shares, at such prices (subject to the Companies Act 2006) or at such rates of exchange and with such adjustments as may be determined by our board of directors. We do not have any preferred ordinary shares outstanding, and we have no present intention to issue any preferred ordinary shares.

Articles of Association and English Law Considerations

Directors

  Number

        Our articles of association provide for a minimum number of two and a maximum number of nine directors, and that otherwise the number of directors shall be as determined by our board of directors from time to time. Directors may be appointed by any ordinary resolution of shareholders or by the board, as described below under "—Appointment and Retirement of Directors." Each director elected shall hold office until his or her successor is elected or until his or her earlier resignation or removal in accordance with the articles of association.

  Appointment and Retirement of Directors

        The directors shall have power to appoint any person who is willing to act to be a director, either to fill a vacancy or as an additional director, provided that person is not prohibited to act as a director under English law and so long as the total number of directors shall not exceed nine.

        Our directors are appointed at each annual general meeting of the company by ordinary resolution. Shareholders may by ordinary resolution elect any person who is willing to act as a director either to fill a vacancy or as an addition to the existing directors, provided that person is not prohibited to act as a director under English law. If at a meeting it is proposed to vote upon a number of resolutions for the appointment of a person as a director that exceeds the total number of directors that may be appointed to our board of directors at that meeting, the persons that shall be appointed shall first be the person who receives the greatest number of "for" votes, and then shall second be the person who receives the second greatest number of "for" votes, and so on, until the number of directors so appointed equals the total number of directors that may be appointed to the board at such meeting.

        If the number of directors is less than the minimum prescribed by the articles of association, the remaining director may act only for the purposes of appointing additional directors. A director appointed in this manner shall hold office until the next annual general meeting elects someone in his place or, if it does not do so until the end of that meeting.

  Indemnity of Directors

        Under our articles of association, and subject to the provisions of the Companies Act 2006, each of our directors is entitled to be indemnified by us against all costs, charges, losses, expenses and liabilities incurred by such director or officer in the execution and discharge of his or her duties or in relation to those duties. The Companies Act 2006 renders void an indemnity for a director against any liability attaching to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he or she is a director.

Shareholders' Meetings

        Each year, we hold a general meeting of our shareholders in addition to any other meetings held in that year, and will specify the meeting as such in the notice convening it. The annual general meeting will be held at such time and place as the directors, the chairman, the chief executive officer, the president or the secretary may appoint. No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment of a chairman, which appointment shall not be treated as part of the business of a meeting. Our articles of association provide that the necessary quorum at any general meeting of shareholders (or adjournment thereof) shall be the holders of ordinary shares who together represent at least the majority of the voting rights of the Company, present in person or by proxy, at such meeting.

Requisitioning Shareholder Meetings

        Subject to certain conditions being satisfied, shareholders holding at least 5% of the paid-up capital of the company carrying voting rights at general meetings can require the directors to call a general meeting. If any shareholder requests, in accordance with the provisions of the Companies Act 2006, us to (i) call a general meeting for the purposes of bringing a resolution before the meeting, or (ii) give notice of a resolution to be proposed at a general meeting, such request must (in addition to any other statutory requirements and other requirements set forth in our articles of association):

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  set forth the name and address of the requesting person and equivalent details of any person associated with it or him (in the manner contemplated by the articles of association), together with details of all interests held by it or him (and their associated persons) in us;

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  if the request relates to any business the member proposes to bring before the meeting, set forth a comprehensive description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the text of the proposal (including the complete text of any proposed resolutions) and any material interest in such business of the requesting person and certain persons associated with him;

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  set forth, as to each person (if any) whom the shareholder proposes to nominate for appointment or reappointment to the board of directors all information that would be required to be disclosed by us in connection with the election of directors, and such other information as we may require to determine the eligibility of such proposed nominee for appointment to the board.

Other English Law Considerations

  Mandatory Purchases and Acquisitions

        Pursuant to sections 979 to 982 of the Companies Act 2006, where a takeover offer has been made for us and the offeror has, by virtue of acceptances of the offer, acquired or unconditionally contracted to acquire not less than 90% of the voting rights carried by the shares to which the offer relates, the offeror may give notice to the holder of any shares to which the offer relates that the offeror has not acquired or unconditionally contracted to acquire that it desires to acquire those shares on the same terms as the general offer.

        If a takeover offer is structured as a scheme of arrangement pursuant to Part 26 of the Companies Act 2006, the scheme, and therefore takeover, would need to be approved by a majority in number representing 75% in value of the shareholders of class of shareholders voting, whether in person or by proxy. If approved, the scheme, and therefore takeover, would be binding on 100% of the shareholders.

  U.K. City Code on Takeovers and Mergers

        Currently, a majority of our board of directors resides outside of the U.K., the Channel Islands and the Isle of Man. Based upon our current board and management structure and our intended plans for our directors and management, for the purposes of the Takeover Code, we are considered to have our place of central management and control outside the U.K., the Channel Islands or the Isle of Man. Therefore, the Takeover Code should not apply to us. It is possible that in the future circumstances could change that may cause the Takeover Code to apply to us. The Takeover Code provides a framework within which takeovers of companies subject to it are conducted. In particular, the Takeover Code contains certain rules in respect of mandatory offers. Under Rule 9 of the Takeover Code, if a person:

  •
  acquires an interest in our shares that, when taken together with shares in which persons acting in concert with such person are interested, carries 30% or more of the voting rights of our shares; or

  •
  who, together with persons acting in concert with such person, is interested in shares that in the aggregate carry not less than 30% and not more than 50% of the voting rights in the company acquires additional interests in shares that increase the percentage of shares carrying voting rights in which that person is interested, the acquirer, and, depending on the circumstances, its concert parties, would be required (except with the consent of the Takeover Panel) to make a cash offer for our outstanding shares at a price not less than the highest price paid for any interests in the shares by the acquirer or its concert parties during the previous 12 months.

  Disclosure of Interest in Shares

        Section 793 of the Companies Act 2006 gives us the power to require persons whom we know have, or whom we have reasonable cause to believe have, or within the previous three years have had,

any ownership interest in any of our shares (the "default shares"), to disclose prescribed particulars of those shares. For this purpose, default shares includes any of our shares allotted or issued after the date of the Section 793 notice in respect of those shares. Failure to provide the information requested within the prescribed period after the date of sending the notice will result in restrictions being imposed on the default shares and sanctions being imposed against the holder of the default shares as provided within the Companies Act 2006.

        Under our articles of association, we will also withdraw certain voting rights of default shares if the relevant holder of default shares has failed to provide the information requested within the prescribed period after the date of sending the notice, depending on the level of the relevant shareholding (and unless our board of directors decides otherwise).

  Distributions & Dividends

        Under English law, dividends and distributions may only be made from distributable profits. "Distributable profits" generally means accumulated realized profits, so far as not previously utilized by distribution or capitalization, less accumulated realized losses, so far as not previously written off in a reduction or reorganization of capital, duly made. This would include reserves created by way of a court-approved reduction of capital.

  Purchase of Own Shares

        Under English law, a public limited company may purchase its own shares only out of the distributable profits of the company or the proceeds of a new issue of shares made for the purpose of financing the purchase. A limited company may not purchase its own shares if as a result of the purchase there would no longer be any issued shares of the company other than redeemable shares or shares held as treasury shares. Subject to the foregoing, because the NYSE is not a "recognized investment exchange" under the Companies Act 2006, we may purchase our own fully paid shares only pursuant to a purchase contract authorized by ordinary resolution of the holders of our ordinary shares before the purchase takes place. Any authority will not be effective if any shareholder from whom we propose to purchase shares votes on the resolution and the resolution would not have been passed if such shareholder had not done so. The resolution authorizing the purchase must specify a date, not being later than five years after the passing of the resolution, on which the authority to purchase is to expire. In 2018, our shareholders approved the repurchase of shares through two approved forms of repurchase contract, which are valid until May 31, 2023.

Anti-Takeover Provisions

        Certain provisions in our articles of association are intended to have the effect of delaying or preventing a change in control or changes in our management. For example, our articles of association include provisions that establish an advance notice procedure for shareholder approvals to be brought before an annual meeting of our shareholders, including proposed nominations of persons for election to our board of directors. U.K. law also prohibits the passing of written shareholder resolutions by public companies. These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in our management, even if these events would be beneficial for our shareholders.

        In addition, our articles of association provides that, in general, from and after the first date on which Huntsman ceases to beneficially own at least 15% of our outstanding voting shares, we may not engage in a business combination with an interested shareholder for a period of three years after the time of the transaction in which the person became an interested shareholder.

        The prohibition on business combinations with interested shareholders does not apply in some cases, including if:

  •
  our board of directors, prior to the time of the transaction in which the person became an interested shareholder, approves (1) the business combination or (2) the transaction in which the shareholder becomes an interested shareholder;

  •
  upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of our voting shares outstanding at the time the transaction commenced; or

  •
  the board of directors and the holders of at least two-thirds of our outstanding voting shares, excluding shares owned by the interested shareholder, approve the business combination on or after the time of the transaction in which the person became an interested shareholder.

        As defined in our articles of association, an interested shareholder for the purposes of these provisions generally includes any person who, together with that person's affiliates or associates, (1) owns 15% or more of our shares entitled to vote generally in the election of directors or (2) is an affiliate or associate of the company and owned 15% or more of our shares entitled to vote generally in the election of directors at any time within the previous three years.

        In addition, it is possible that in the future, circumstances could change that may cause the Takeover Code to apply to us. Please see "—U.K. City Code on Takeovers and Mergers."

Listing

        Our ordinary shares are listed on the NYSE under the ticker symbol "VNTR."

SELLING SHAREHOLDER

        This prospectus covers the offer and sale from time to time of up to an aggregate of 52,118,568 of our ordinary shares owned by Huntsman Corporation, through its wholly-owned subsidiary Huntsman (Holdings) Netherlands B.V. (the "selling shareholder"), subject to any appropriate adjustment as a result of any subdivision, split, combination or other reclassification of our ordinary shares. We are registering the ordinary shares covered by this prospectus for sale by the selling shareholder pursuant to the Registration Rights Agreement entered into in connection with our IPO.

        We have prepared the table and the related notes based on information supplied to us by the selling shareholder on or prior to May 21, 2020. We have not sought to verify such information. The percentages of ownership are based on 106,735,892 ordinary shares outstanding as of May 14, 2020.

				Shares of Common Stock Beneficially Owned After this Offering(2)
	Shares of Common Stock Beneficially Owned Prior to the Offering(1)
			Number of Shares of Common Stock Being Offered Hereby
	Number	%		Number	%
Huntsman Corporation(3)	52,118,568	48.8%	52,118,568	—	—

(1)
The amounts and percentages of ordinary shares beneficially owned are reported based on SEC regulations. Under SEC rules, a person is deemed to be a "beneficial owner" of a security if that person directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. The number of shares beneficially owned by a person includes any derivative securities to acquire ordinary shares held by that person that are currently exercisable or convertible within 60 days after the date of this prospectus. The shares issuable under any such securities are treated as outstanding for computing the percentage ownership of the person holding these securities, but are not treated as outstanding for the purposes of computing the percentage ownership of any other person.

(2)
Represents the amounts of shares that will be held by the selling shareholder after completion of this offering based on the assumptions that: (i) all shares registered for sale by the registration statement of which this prospectus is a part will be sold by or on behalf of the selling shareholder; and (ii) no other ordinary shares will be acquired prior to completion of this offering by the selling shareholder. The selling shareholder may sell all, some or none of the shares offered pursuant to this prospectus and may sell other ordinary shares that they may own pursuant to another registration statement under the Securities Act or sell some or all of their shares pursuant to an exemption from the registration requirements of the Securities Act, including under Rule 144 promulgated thereunder or any successor rule. To our knowledge, there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares that may be held by the selling shareholder after completion of this offering or otherwise.

(3)
Represents ordinary shares held of record by the selling shareholder. The selling shareholder is a subsidiary owned by Huntsman International LLC, which is a direct wholly-owned subsidiary of Huntsman Corporation. Huntsman Corporation and the selling shareholder each has sole voting and investment power with respect to the ordinary shares indicated.

Material Relationships with Selling Shareholder

Our Relationship with Huntsman

        Prior to the separation and our IPO, all of our outstanding ordinary shares were indirectly owned by Huntsman. Currently, Huntsman, through the selling shareholder, owns approximately 48.8% of our outstanding ordinary shares. All of the ordinary shares being sold in this offering are being offered by the selling shareholder, a subsidiary of Huntsman. We are not selling any ordinary shares under this prospectus and we will not receive any of the proceeds from this offering.

        Prior to and in preparation for the completion of our IPO, Huntsman and its subsidiaries completed an internal reorganization in order to transfer to us the entities, assets, liabilities and obligations that we now hold following the separation of our business from Huntsman's other businesses. Among other things and subject to limited exceptions, the internal reorganization resulted in us owning, directly or indirectly, the operations comprising, and the entities that conduct, the Titanium Dioxide and Performance Additives business.

        In addition, we and Huntsman entered into a separation agreement to effect the separation of our business from Huntsman following our IPO. We also entered into ancillary agreements with Huntsman that govern certain interactions, including with respect to employee matters, tax matters, transition services and registration rights. Pursuant to the Registration Rights Agreement, we agreed to register the sale of our ordinary shares owned by Huntsman International LLC and one of its wholly-owned subsidiaries (each, a "Holder") and to indemnify and hold harmless each Holder, its affiliates and each of their respective officers and directors and any agent thereof as described therein. Please see the section titled "Certain Relationships and Related Transactions" in our Definitive Proxy Statement for our 2020 Annual General Meeting of Shareholders, which is incorporated herein by reference, and certain of the agreements referenced above that are attached hereto as exhibits or filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2019 and incorporated herein by reference. For more information regarding these agreements and other material relationships between the selling shareholder and the Company.

        Please also see the section titled "Legal Proceedings" in our Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated herein by reference, for more information surrounding our ongoing indemnification obligations to Huntsman.

        In anticipation of our IPO and separation transactions, two of our subsidiaries issued Senior Notes and we entered into the Senior Credit Facilities. Promptly following consummation of the separation transactions to separate us from Huntsman, the proceeds of the notes offering were released from escrow and Venator used the net proceeds of the Senior Notes and borrowings under the term loan facility to repay approximately $732 million of net intercompany debt owed to Huntsman and to pay related fees and expenses of approximately $18 million.

        In addition, the Chairman of our Board of Directors is an employee of Huntsman and certain of our independent directors also serve on the board of directors of Huntsman. Please see the section titled "Board of Directors" in our Definitive Proxy Statement for our 2020 Annual General Meeting of Shareholders, which is incorporated herein by reference, for more information regarding these relationships.

 PLAN OF DISTRIBUTION

        We are registering the ordinary shares held by the selling shareholder to permit the resale of these shares by the selling shareholder from time to time after the date of this prospectus. Under the Registration Rights Agreement, we have also agreed to pay the costs, expenses and fees of registering the ordinary shares, including certain legal fees incurred by the selling shareholder. All underwriting discounts and selling commissions relating to the sale or disposition of the ordinary shares by the selling shareholder will be borne by the selling shareholder.

        The selling shareholder may, from time to time, sell, transfer or otherwise dispose of any or all of its ordinary shares or interests in the ordinary shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

        The selling shareholder may use any one or more of the following methods when disposing of shares or interests therein:

  •
  on the NYSE, in the over-the-counter market or on any other securities exchange on which our ordinary shares are listed or traded;

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  an exchange distribution in accordance with the rules of the applicable exchange;

  •
  privately negotiated transactions;

  •
  short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

  •
  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

  •
  broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share;

  •
  one or more underwritten offerings on a firm commitment or best efforts basis;

  •
  a combination of any such methods of sale; and

  •
  any other method permitted by applicable law.

        The selling shareholder may, from time to time, pledge or grant a security interest in some or all of the ordinary shares it owns and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the ordinary shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholder also may transfer the shares.

        In connection with the sale of our ordinary shares or interests therein, the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the ordinary shares in the course of hedging the positions it assumes. The selling shareholder may also sell our ordinary shares short and deliver these securities to close out its short positions, or loan or pledge the ordinary shares to broker-dealers that in turn may sell these securities. The selling shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

        The aggregate proceeds to the selling shareholder from the sale of the ordinary shares offered will be the purchase price of the ordinary shares less discounts or commissions, if any. The selling shareholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of ordinary shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

        The selling shareholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

        The selling shareholder and any underwriters, broker-dealers or agents that participate in the sale of the ordinary shares or interests therein may be "underwriters" within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling shareholders who are "underwriters" within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

        To the extent required, the ordinary shares to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

        In order to comply with the securities laws of some states, if applicable, the ordinary shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the ordinary shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

        We have advised the selling shareholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholder and its affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. We and the selling shareholder may indemnify any underwriter that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

        We have agreed with the selling shareholder to keep the registration statement of which this prospectus constitutes a part effective until the earlier of five years after the date the registration date is declared effective or the date on which all the ordinary shares covered by the registration statement have been sold.

        There can be no assurance that the selling shareholder will sell any or all of the ordinary shares registered pursuant to the registration statement, of which this prospectus forms a part.

        Once sold under the registration statement, of which this prospectus forms a part, the ordinary shares will be freely tradable in the hands of persons other than our affiliates.

 LEGAL MATTERS

        The validity of our ordinary shares offered by this prospectus will be passed upon for us by Vinson & Elkins R.L.L.P., London, England. Certain legal matters in connection with the securities will be passed upon by Vinson & Elkins L.L.P., Houston, Texas.

EXPERTS

        The 2019 and 2018 consolidated financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K and the effectiveness of Venator Material PLC's internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The 2017 consolidated and combined financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion on the 2017 financial statements and financial statement schedule and includes an explanatory paragraph referring to allocations of direct and indirect corporate expenses from Huntsman Corporation through the date of separation), which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    Other Expenses of Issuance and Distribution

        Set forth below are the expenses expected to be incurred by the Company in connection with the issuance and distribution of the securities registered hereby:

SEC registration fee		$9,268.04
Printing expenses			*
Accounting fees and expenses			*
Legal fees and expenses			*
Miscellaneous			*

Total	$		*

*
These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

ITEM 15.    Indemnification of Directors and Officers

        We have entered into indemnification agreements with our directors and executive officers to indemnify them to the maximum extent allowed under applicable law. These agreements indemnify these individuals against certain costs, charges, losses, liabilities, damages and expenses incurred by such director or officer in the execution or discharge of his or her duties. These agreements do not indemnify our directors against any liability attaching to such individuals in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he or she is a director, which would be rendered void under the Companies Act 2006. The U.K. specific restrictions apply to directors but not officers.

        We maintain liability insurance policies that indemnify our directors and officers against various liabilities, including certain liabilities arising under the Securities Act and the Exchange Act, that may be incurred by them in their capacity as such.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16.    Exhibits

        (a)   Exhibits.

        The following documents are filed as exhibits to this Registration Statement:

Exhibit Number	Description
2.1	Separation Agreement dated August 7, 2017, by and among Venator Materials PLC and Huntsman Corporation (incorporated by reference to Exhibit 2.1 of the Company's Current Report on Form 8-K (File No. 001-38176) filed with the Commission on August 11, 2017).
3.1
Amended and Restated Articles of Association of Venator Materials PLC (incorporated by reference to Exhibit 3.1 of the Company's Current Report on Form 8-K (File No. 001-38176) filed with the Commission on August 7, 2017).

Exhibit Number		Description
4.1		Form of Certificate evidencing Ordinary Shares (incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-1 (File No. 333-217753) filed with the Commission on June 30, 2017).
4.2
Registration Rights Agreement, dated August 8, 2017, by and among Venator Materials PLC, Huntsman International LLC and Huntsman (Holdings) Netherlands B.V. (incorporated by reference to Exhibit 10.4 of the Company's Current Report on Form 8-K (File No. 001-38176) filed with the Commission on August 11, 2017).
4.3
Indenture for 5.75% Senior Notes due 2025 (incorporated by reference to Exhibit 4.3 of the Company's Registration Statement on Form S-1/A (File No. 333-217753) filed with the Commission on July 14, 2017).
4.4		Form of 5.75% Senior Note due 2025 (included in Exhibit 4.3).
4.5
Supplemental Indenture, dated August 8, 2017, by and among Venator Finance S.à r.l., Venator Materials LLC, the guarantors party thereto and Wilmington Trust, National Association (incorporated by reference to Exhibit 10.8 of the Company's Current Report on Form 8-K (File No. 001-38176) filed with the commission on August 11, 2017).
4.6		Indenture for 9.500% Senior Secured Notes due 2025 (incorporated by reference to Exhibit 4.1 of the Company's Current Report on Form 8-K (File No. 001-38176) filed with the commission on May 22, 2020.
5.1	*	Opinion of Vinson & Elkins R.L.L.P.
23.1	*	Consent of Vinson & Elkins R.L.L.P. (included in Exhibit 5.1).
23.2	*	Consent of Deloitte LLP (Venator Materials PLC and Subsidiaries).
23.3	*	Consent of Deloitte & Touche LLP (Venator Materials PLC and Subsidiaries).
24.1	*	Powers of Attorney (included on the signature page of Registration Statement).

*
Filed herewith.

ITEM 17.    Undertakings

        The undersigned registrant hereby undertakes:

        1.     To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          a.     To include any prospectus required by section 10(a)(3) of the Securities Act;

          b.     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          c.     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  Provided, however, that paragraphs 1(a), 1(b) and 1(c) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or 15(d) of the Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

        2.     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3.     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        4.     That, for the purpose of determining liability under the Securities Act to any purchaser:

          a.     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          b.     Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

        5.     That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        6.     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATORIES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wynyard, U.K., on May 26, 2020.

Venator Materials PLC
By:	/s/ SIMON TURNER Simon Turner President and Chief Executive Officer

POWERS OF ATTORNEY

        Each person whose signature appears below appoints Kurt D. Ogden and Russ R. Stolle, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Commission, granting unto each said attorney in fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys in fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons on behalf of the registrant in the capacities indicated.

Name	Title	Date

/s/ SIMON TURNER Simon Turner	President and Chief Executive Officer, and Director (Principal Executive Officer)	May 26, 2020
/s/ KURT D. OGDEN Kurt D. Ogden	Executive Vice President and Chief Financial Officer (Principal Financial Officer), and Venator's Authorized Representative in the United States	May 26, 2020
/s/ STEPHEN IBBOTSON Stephen Ibbotson	Vice President and Corporate Controller (Principal Accounting Officer)	May 26, 2020
/s/ PETER R. HUNTSMAN Peter R. Huntsman	Director	May 26, 2020

Name	Title	Date

/s/ SIR ROBERT J. MARGETTS Sir Robert J. Margetts	Director	May 26, 2020
/s/ DOUGLAS D. ANDERSON Douglas D. Anderson	Director	May 26, 2020
/s/ DANIELE FERRARI Daniele Ferrari	Director	May 26, 2020
/s/ KATHY D. PATRICK Kathy D. Patrick	Director	May 26, 2020